REVOLVING CREDIT NOTE


$35,000,000                                              Denver, Colorado
                                                         March 31, 1998

FOR VALUE RECEIVED, the undersigned JOHN B. SANFILIPPO & SON, INC., a
Delaware corporation ("Sanfilippo"), SUNSHINE NUT CO., INC., a Texas corporation ("Sunshine"), JBS INTERNATIONAL, INC., a Barbados corporation ("JBS") and QUANTZ ACQUISITION CO., INC., a Delaware corporation ("Quantz" and collectively with Sanfilippo, JBS and Sunshine, the "Borrower", whether one or more), promises to pay to the order of U.S. BANCORP AG CREDIT, INC. f/k/a FBS Ag Credit, Inc., a Colorado corporation (hereinafter referred to as "Lender"), at such place as U.S. Bancorp Ag Credit, Inc. f/k/a FBS Ag Credit, Inc., as agent for the Lender, may designate, in lawful money of the United States of America, the principal sum of Thirty Five Million Dollars ($35,000,000) or so much thereof as may be advanced and be outstanding, together with interest on any and all principal amounts outstanding calculated in accordance with the provisions set forth below. This Note is issued under that certain Credit Agreement dated March 31, 1998 (as the same may be amended, replaced, restated and/or supplemented from time to time, the "Credit Agreement") between Borrower, U.S. Bancorp Ag Credit, Inc., a Colorado corporation, as agent (the "Agent"), Lender and the other lenders identified therein (collectively the "Lenders").

Capitalized terms used and not defined herein shall have the meanings given to such terms in the Credit Agreement. In addition, as used herein, the following terms shall have the following respective meanings (such terms to be equally applicable to both the singular and plural forms of the terms defined):

"LOAN DOCUMENTS": the Credit Agreement, this Note, all Financing Agreements (as defined in the Credit Agreement) and all documents, instruments, certificates and agreements now or hereafter executed or delivered by the Borrower to the Agent or the Lender pursuant to any of the foregoing, and any and all amendments, modifications, supplements, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

"MATURITY DATE": March 31, 2001 or the earlier date of termination in whole of the Commitments (as defined in the Credit Agreement) pursuant to Section 4.4 or 11.1 of the Credit Agreement.

The outstanding Revolving Loans hereunder may be maintained as Reference Rate Loans, Eurodollar Rate Loans or a combination thereof, at the election of the Borrower and as more fully provided in the Credit Agreement. The Borrower shall have the right to make prepayments of principal in accordance with the Credit Agreement.

So long as no Matured Default (as defined in the Credit Agreement) has occurred or is continuing, the Borrower shall pay interest on the unpaid principal amount of each Revolving Loan made by the Lender from the date of such Revolving Loan until such principal amount shall be paid in full, at the times and at the rates per annum set forth below: (a) during such periods as such Revolving Loan is a Reference Rate Loan, a rate per annum equal to the lesser of (i) the sum of the Reference Rate in effect from time to time plus the Applicable Margin and (ii) the Highest Lawful Rate; or (b) during such periods as such Revolving Loan is a Eurodollar Rate Loan, a rate per annum equal during each Interest Period for such Revolving Loan to the lesser of (i) the sum of the Eurodollar Rate for such Interest Period for such Revolving Loan plus the Applicable Margin and (ii) the Highest Lawful Rate. With respect to each Reference Rate Loan, the rate of interest accruing hereunder shall change concurrently with each change in the Reference Rate as announced by U.S. Bank. All interest under this Note on Reference Rate Loans shall be due and payable monthly in arrears on the first day of each month commencing April 1, 1998, and on the Maturity Date. All interest under this Note on Eurodollar Rate Loans for each Interest Period for each such Loan shall be due and payable monthly in arrears on the first day of each month during the applicable Interest Period and on the last day of such Interest Period. The Agent shall make automatic advances of principal under the Credit Agreement for any and all interest payments as the same become due and payable.

After the occurrence of a Matured Default and for so long as such Matured Default is continuing, the Agent may notify the Borrower that any and all amounts due under this Note or under any other Loan Document, whether for principal, interest (to the extent permitted by applicable law), fees, expenses or otherwise, shall bear interest, from the date of such notice by the Agent and for so long as such Matured Default continues, payable on demand, at a rate per annum equal to the lesser of (i) the sum of three percent (3.0%) per annum plus the Reference Rate in effect from time to time and (ii) the Highest Lawful Rate.

All computations of interest pursuant to this Note shall be made on the basis of a year of 360 days, unless the foregoing would result in a rate exceeding the Highest Lawful Rate, in which case such computations shall be based on a year of 365 or 366 days, as the case may be. Interest, whether based on a year of 360, 365 or 366 days, shall be charged for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

The unpaid balance of this obligation at any time shall be the total amounts advanced hereunder by the Lender together with accrued and unpaid interest, less the amount of payments made hereon by or for the Borrower, which balance may be endorsed hereon from time to time by the Lender.

In addition to the repayment requirements imposed upon the Borrower under the Credit Agreement, together with the agreements referred to therein, the principal amount owing under this Note shall be due and payable in full on the Maturity Date.

Interim payments made by Borrower pursuant to and in accordance with the Credit Agreement shall be applied as provided therein.

Should any Matured Default occur, then all sums of principal and interest outstanding hereunder may be declared or may otherwise become immediately due and payable in accordance with the Credit Agreement, without presentment, demand or notice of dishonor, all of which are expressly waived, and the Lender shall have no obligation to make any further Revolving Loans pursuant to the Credit Agreement.

Should more than one person or entity sign this Note, the obligations of each signer shall be joint and several.

This Note shall be construed in accordance with the laws of the State of Colorado.

                                            JOHN B. SANFILIPPO & SON, INC., a
                                            Delaware corporation


                                            By /s/ Gary P. Jensen
                                                  -----------------------------
                                              Its Executive Vice President,
                                                  Finance and Chief Financial
                                                  Officer
                                                  ---------------------------

                                            SUNSHINE NUT CO., INC., a Texas
                                            corporation


                                            By /s/ Michael J. Valentine
                                                  -------------------------
                                              Its Assistant Secretary
                                                  -------------------

                                            QUANTZ ACQUISITION CO., INC., a
                                            Delaware corporation


                                            By /s/ Michael J. Valentine
                                                  -----------------------------
                                              Its Assistant Secretary
                                                  -------------------

                                            JBS INTERNATIONAL, INC., a
                                            Barbados corporation


                                            By /s/ Michael J. Valentine
                                                  -----------------------------
                                              Its  President
                                                   -------------------